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Pitney Bowes Inc. - Form 10-Q                              Exhibit (i)
Three Months Ended March 31, 1996
Page 15 of 16
                          Pitney Bowes Inc.
                  Computation of Earnings per Share

                                               Three  Months Ended March 31,
(Dollars in thousands, except per share data)         1996              1995

Primary

Income from continuing operations (1)          $   106,509       $    95,989
Discontinued operations                                  -            10,322

Net income applicable to common stock          $   106,509       $   106,311

Weighted average number of common shares
    outstanding                                149,876,325       151,117,351
Preference stock, $2.12 cumulative
  convertible                                      746,408           812,206
Stock option and purchase plans                    793,348           136,653

Total common and common equivalent shares
  outstanding                                  151,416,081       152,066,210

Income per common and common equivalent share
  - primary:
    Continuing operations                      $       .70       $       .63
    Discontinued operations                              -               .07

  Net income                                   $       .70       $       .70

Fully Diluted

Income from continuing operations              $   106,509       $    95,989
Discontinued operations                                  -            10,322

Net income applicable to common stock          $   106,509       $   106,311

Weighted average number of common shares
  outstanding                                  149,876,325       151,117,351
Preference stock, $2.12 cumulative
  convertible                                      746,408           812,206
Stock option and purchase plans                    799,305           168,807
Preferred stock, 4% cumulative convertible          11,490            11,550

Total common and common equivalent shares
  outstanding                                  151,433,528       152,109,914

Income per common and common equivalent share
  - fully diluted:
    Continuing operations                      $       .70       $       .63
    Discontinued operations                              -               .07

    Net income                                 $       .70       $       .70

 (1)Income from continuing operations was adjusted for preferred dividends.
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